EXHIBIT 8.1



               [LETTERHEAD OF ELLSWORTH, CARLTON & WALDMAN, P.C.]





                                February 8, 1999

Premier Bancorp, Inc.                                PBI Capital Trust
379 North Main Street                                379 North Main Street
Doylestown, PA  18901                                Doylestown, PA  18901

         Re:      Premier Bancorp, Inc.
                  PBI Capital Trust
                  Registration Statement on Form S-4
                  (Registration No. 333-70311)

Ladies and Gentlemen:

         We have acted as special counsel to Premier Bancorp, Inc. (the "Company"), a Pennsylvania corporation, in connection with the registration statement of the Company and PBI Capital Trust (the "Trust") on Form S-4 (Registration No. 333-70311), as amended (the "Registration Statement"), of which a prospectus (the "Prospectus") is a part, filed by the Company and the Trust with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K.

         In connection with the opinion set forth below, we have examined the Registration Statement and the discussion of certain federal income tax consequence set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences." In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the Registration Statement, the Prospectus and certain other documents that we have deemed necessary or appropriate to examine in order to issue the opinion set forth below. We express no opinion as to tax matters that may arise if, for example, the facts are not as set forth in the documents referenced above. In addition, we have assumed that each of the documents referenced above (a) has been duly authorized, executed, and delivered; (b) is authentic, if an original, or accurate, if a copy; and (c) has not been amended after execution thereof subsequent to our review.

         Our opinion is also based on the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, pertinent judicial authorities,

Premier Bancorp, Inc.
PBI Capital Trust
February 8, 1999
Page 2

rulings, procedures and other pronouncements published by the United States Internal Revenue Service and such other authorities as we have deemed relevant, in each case as in effect on the date hereof. Such laws, regulations, rulings and pronouncements, and judicial and administrative interpretations thereof, are subject to change at any time, and any such change may adversely affect the continuing validity of the opinion set forth below.

         Based solely on the foregoing, we hereby adopt and incorporate by reference the opinion set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences."

         The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality, or foreign country. This opinion is rendered as of the date hereof and we undertake no obligation to update, supplement, modify or revise the opinion expressed herein after the date of this letter to reflect any facts or circumstances which may hereafter come to our attention or which may result from any changes in laws or regulations which may hereafter occur.

         This opinion is rendered solely to the addressees hereof and is not intended to be relied upon, nor may it be relied upon, used, quoted, circulated or otherwise referred to by any person, firm or entity other than such addressee without our prior written consent. Notwithstanding the preceding sentence, we hereby consent to the use of our name in the Prospectus forming a part of the Registration Statement under the captions "Certain Federal Income Tax Consequences" and "Validity of Exchange Securities". We also consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            ELLSWORTH, CARLTON & WALDMAN, P.C.



                                            By: /s/ Jay W. Waldman
                                                ---------------------
                                            Authorized Officer

JWW/tbm